UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

____________________

(858) 410-8000
(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Gen-Probe Incorporated (“Gen-Probe”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2012, at which a total of 41,610,812 shares of Gen-Probe common stock, or approximately 91.8% of the shares entitled to vote, were represented in person or by valid proxies. Set forth below are final voting results for the five proposals that were subject to a vote of Gen-Probe’s stockholders at the Annual Meeting:

1)	The election of two nominees for director to serve a three-year term expiring at Gen-Probe’s 2015 Annual Meeting of Stockholders:
Director Nominee         For        Withheld    Broker Non-Votes
John W. Brown        39,115,867     787,816     1,707,129
John C. Martin, Ph.D.    39,120,428     783,255     1,707,129

2)	The approval of the amendment and restatement of the Gen-Probe Incorporated Employee Stock Purchase Plan:
For        Against    Abstain     Broker Non-Votes
38,809,475     1,089,104     5,104         1,707,129

3)	The approval of the Gen-Probe Incorporated 2012 Executive Bonus Plan:
For        Against     Abstain     Broker Non-Votes

39,196,346        698,581         8,756          1,707,129

4)	The non-binding advisory approval of the compensation of Gen-Probe’s named executive officers:
For        Against     Abstain     Broker Non-Votes

38,872,287     1,006,059     25,337     1,707,129

5)
The ratification of the selection by the Audit Committee of Gen-Probe’s Board of Directors of Ernst & Young LLP as Gen-Probe’s independent registered public accounting firm for its fiscal year ending December 31, 2012:

For        Against     Abstain     Broker Non-Votes
40,880,217        729,823         772             0
No other matters were subject to a vote of Gen-Probe’s stockholders at the Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2012            GEN-PROBE INCORPORATED

By:    /s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Secretary